Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aceto Corporation

Port Washington, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of Aceto Corporation, of our reports dated September 11, 2015, relating to the consolidated financial statements, the effectiveness of Aceto Corporation’s internal control over financial reporting, and schedule of Aceto Corporation appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

/s/ BDO USA, LLP

Melville, New York
February 24, 2016